UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2026

Capri Holdings Ltd

(Exact name of Registrant as Specified in its Charter)

001-35368

(Commission File Number)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

90 Whitfield Street

2nd Floor

London, United Kingdom

W1T 4EZ

(Address of Principal Executive Offices)

44 207 632 8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Ordinary Shares, no par value	CPRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 24, 2026 (the “Closing Date”), Capri Holdings Limited (the “Company”) entered into Amendment No. 1 (the “Amendment”) to its existing Amended and Restated Credit Agreement, dated as of February 4, 2025 (the “Existing Credit Agreement”, and as amended by the Amendment, the “Credit Agreement”), with, among others, JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as administrative agent. The Amendment amends the Existing Credit Agreement to, among other things, reduce the aggregate commitments under the Company’s existing revolving credit facility from $1.5 billion to $1.0 billion and extend the maturity of the commitments to June 24, 2031 by establishing replacement revolving credit commitments (the “2026 Revolving Credit Facility”).

The Company, a U.S. subsidiary of the Company, a Canadian subsidiary of the Company, a Swiss subsidiary of the Company and a Dutch subsidiary of the Company are borrowers under the 2026 Revolving Credit Facility, which is guaranteed by the borrowers and certain other subsidiaries of the Company (the “Guarantees”). Borrowings under the 2026 Revolving Credit Facility may be denominated in U.S. Dollars, Euros, Canadian Dollars, Pounds Sterling, Japanese Yen and Swiss Francs. The 2026 Revolving Credit Facility includes sub-facilities for the issuance of letters of credit up to $125 million and swing line loans at the administrative agent’s discretion of up to $100 million.

The 2026 Revolving Credit Facility is secured by liens on substantially all of the assets of the Company and its U.S. subsidiaries that are borrowers and guarantors, excluding real property and other customary exceptions, and by substantially all of the registered intellectual property of the Company and its subsidiaries.

Borrowings under the 2026 Revolving Credit Facility bear interest, at the Company’s option, at (i) for loans denominated in U.S. Dollars, (A) an alternate base rate (the “Alternate Base Rate”), which is the greatest of (x) the prime rate publicly announced from time to time by JPMorgan Chase, (y) the greater of the federal funds effective rate and the Federal Reserve Bank of New York overnight bank funding rate and zero, plus 50 basis points, and (z) the greater of term SOFR for an interest period of one month and zero, plus 100 basis points or (B) the greater of term SOFR for the applicable interest period and zero; (ii) for loans denominated in Pounds Sterling, the greater of SONIA and zero; (iii) for loans denominated in Swiss Francs, the greater of SARON and zero; (iv) for loans denominated in Euro, the greater of EURIBOR for the applicable interest period adjusted for statutory reserve requirements and zero; (v) for loans denominated in Canadian Dollars, the greater of daily simple CORRA and zero; and (vi) for loans denominated in Japanese Yen, the greater of TIBOR for the applicable interest period adjusted for statutory reserve requirements and zero; in each case, plus an applicable margin based on the Company's net leverage ratio.

The 2026 Revolving Credit Facility provides for an annual administration fee and an unused commitment fee equal to 10.0 basis points to 20.0 basis points per annum, based on the Company’s net leverage ratio, applied to the average daily unused amount of the 2026 Revolving Credit Facility. Borrowings under the 2026 Revolving Credit Facility may be prepaid and the commitments may be terminated or reduced by the borrowers without premium or penalty other than customary “breakage” costs.

The 2026 Revolving Credit Facility also permits certain working capital facilities between the Company or any of its subsidiaries, on the one hand, and a lender or an affiliate of a lender under the 2026 Revolving Credit Facility, on the other, to be guaranteed under the Guarantees, and permits certain swap obligations and banking services obligations owing to, supply chain financings with, and certain bilateral letters of credit and bank guarantees issued by, a lender or an affiliate of a lender to be guaranteed and secured under the Guarantees and collateral documents.

The Credit Agreement continues to require the Company to maintain a net leverage ratio as of the end of each fiscal quarter of no greater than 4.0 to 1; provided, that on no more than two occasions, if the Company consummates a material acquisition, the Company may elect to increase the covenant level to 4.5 to 1 for the four fiscal quarter period commencing with the fiscal quarter in which such material acquisition is consummated. Such net leverage ratio is calculated as the ratio of the sum of total indebtedness, plus the capitalized amount of all operating lease obligations, as of the date of measurement, minus unrestricted cash and cash equivalents not to exceed $200,000,000, to Consolidated EBITDAR. The Credit Agreement also includes covenants that limit additional indebtedness, liens, acquisitions and other investments, dispositions, restricted payments and affiliate transactions. The Credit Agreement contains events of default customary for financings of this type, including, but not limited to, payment defaults, material inaccuracy of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy or insolvency, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or collateral document supporting the 2026 Revolving Credit Facility to be in full force and effect, and changes of control. If such an event of default occurs and is continuing, the lenders under the 2026 Revolving Credit Facility would be entitled to take various actions, including, but not limited to, terminating the commitments and accelerating amounts outstanding under the 2026 Revolving Credit Facility and exercising remedies against collateral.

In the ordinary course of their business, the lenders and certain of their affiliates have in the past engaged in, or may in the future engage in, investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates.

This summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1

Amendment No. 1 to Amended and Restated Credit Agreement, dated as of June 24, 2026, among Capri Holdings Limited, Michael Kors (USA), Inc., Michael Kors (Switzerland) GmbH, the foreign subsidiary borrowers party thereto, the guarantors party thereto, the financial institutions party thereto as lenders and issuing banks and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPRI HOLDINGS LIMITED

Date: June 25, 2026

	By:	/s/ Krista A. McDonough
	Name:	Krista A. McDonough
	Title:	Senior Vice President, General Counsel & Chief Sustainability Officer